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[LOGO] DRAFFIN & TUCKER, LLP
       CERTIFIED PUBLIC ACCOUNTANTS






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 1, 2002, accompanying the financial statements of Southwest Georgia Financial Corporation included in the Annual Report of Southwest Georgia Financial Corporation on Form 10-K for the year ended December 31, 2001, and incorporated by reference in this Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4, and we consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.



/s/ Draffin & Tucker LLP

Albany, Georgia
January 5, 2004





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P.O. BOX 6                   PARTNERS:                                              MEMBERS:
2617 GILLIONVILLE ROAD       DOUGLAS E. FAIRCLOTH, CPA    CYNTHIA R. DUPREE         THE AMERICAN INSTITUTE OF
ALBANY, GEORGIA 31702-0006   DAVID N. BLITCH, JR., CPA    JIM L. CREAMER, CPA       CERTIFIED PUBLIC ACCOUNTANTS
(229) 883-7878               CHARLES WILLIAMS, JR., CPA   JEFFREY S. WRIGHT, CPA
FAX (229) 435-3152           HENRY L. DUNN, CPA           MILES V. ESPY, SR., CPA   THE GEORGIA SOCIETY OF
                             J. MILTON JORDAN, CPA        MICHAEL L. REESE, CPA     CERTIFIED PUBLIC ACCOUNTANTS
                             LINTON A. HARRIS, CPA        SANDRA D. CANNON, CPA
                             STEPHEN M. BEDSOLE, CPA
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